Exhibit 99.6

LETTER TO CLIENTS

Offer by HT Acquisition, Inc.

to Exchange Each Outstanding Share of Common Stock

of

ENDOCARE, INC.

for

$1.35 in Cash

or

0.7764 of a Share of Common Stock of HealthTronics, Inc.

subject to adjustment and proration as described in the Prospectus/Offer to Exchange and the related Letter of Election and Transmittal.

Pursuant to the Prospectus/Offer to Exchange dated June 17, 2009

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 21, 2009, UNLESS EXTENDED.

June 17, 2009

To Our Clients:

Enclosed for your consideration are the Prospectus/Offer to Exchange, dated June 17, 2009 (as may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Election and Transmittal (the “Letter of Election and Transmittal”), which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer,” by HT Acquisition, Inc., a Delaware corporation (“Offeror”), a newly-formed, wholly-owned subsidiary of HealthTronics, Inc., a Georgia corporation (“HealthTronics”), to exchange for each outstanding share of common stock of Endocare, Inc., a Delaware corporation (“Endocare”), par value $0.001 per share (the “Endocare Shares”), validly tendered and not properly withdrawn in the Offer, at the election of the holder of such Endocare Share:

•	$1.35 in cash, without interest (“Cash Consideration”), or

•	0.7764 of a share of HealthTronics common stock (“Stock Consideration”),

upon the terms and subject to the conditions set forth in the Prospectus and in the Letter of Election and Transmittal. In certain limited circumstances described in the Prospectus, the Cash Consideration may increase by up to $0.15 per Endocare Share and the Stock Consideration may increase by up to 0.0911 per Endocare Share.

The aggregate cash or stock consideration that you may receive in the Offer is subject to the following:

•

the maximum amount of cash payable in the Offer is $1.35 (subject to increase in certain limited circumstances) multiplied by 50% of the aggregate Endocare Shares tendered in the Offer. Thus, up to 50% of Endocare Shares tendered in the Offer will be exchanged for cash;

•

the maximum number of shares of HealthTronics common stock payable in the Offer is 0.7764 (subject to increase in certain limited circumstances) multiplied by 75% of the total Endocare Shares tendered in the Offer. Thus, up to 75% of Endocare Shares tendered in the Offer will be exchanged for HealthTronics common stock. In no event will the number of shares of HealthTronics common stock to be paid exceed 19.9% of HealthTronics common stock at the time of closing the Offer.

Therefore, elections will be subject to proration if holders of Endocare Shares, in the aggregate, elect to receive more than the maximum amount of consideration to be paid as cash or HealthTronics common stock, as the case may be. In addition, Endocare stockholders will receive cash instead of any fractional shares of HealthTronics common stock to which they otherwise would be entitled. The Prospectus and the Letter of Election and Transmittal more fully describe the Offer. Defined terms used herein but not defined herein have the respective meanings given to them in the Prospectus.

This material is being forwarded to you as the beneficial owner of Endocare Shares carried by us in your account, but not registered in your name. A tender of such Endocare Shares can be made only by us as the registered holder for your account and pursuant to your instructions. The enclosed Letter of Election and Transmittal is furnished to you for your information only and cannot be used to tender Endocare Shares.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Endocare Shares held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Election and Transmittal.

The Exchange Offer will expire at 5:00 p.m., New York City time, on July 21, 2009, unless sooner terminated or extended by Offeror. If you desire to tender your Endocare Shares in the Offer, your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Endocare Shares on your behalf prior to the expiration date in accordance with the provisions of the Offer. Any Endocare Shares tendered pursuant to the Offer may be withdrawn at any time before the expiration date.

Your attention is directed to the following:

1. The consideration per Endocare Share is $1.35 in cash, without interest, or 0.7764 of a share of HealthTronics common stock, at your election and subject to increase and proration as described in the Prospectus and Letter of Election and Transmittal.

2. The Offer is being made for all outstanding Endocare Shares.

3. The Offer and withdrawal rights expire at 5:00 p.m., New York City time, on July 21, 2009, unless the Offer is sooner terminated or extended.

4. The Offer is conditioned upon, among other things, the following:

a. the representations and warranties of Endocare set forth in the Merger Agreement (without giving effect to any materiality or material adverse effect qualifiers) shall be true and correct, except where the failure to be true and correct has not had and would not be reasonably expected to have a material adverse effect on Endocare;

b. Endocare shall have performed in all material respects its obligations and agreements required to be performed by it under the Merger Agreement or any ancillary agreement;

c. there shall have been validly tendered and not properly withdrawn prior to the expiration date of the Offer at least a majority of the outstanding Endocare Shares (on a fully diluted basis);

d. no governmental authority is in the process of (i) investigating or (ii) conducting proceedings regarding the Merger Agreement, any ancillary agreements or the transactions contemplated by the Merger Agreement which make it reasonably possible, in HealthTronics’ reasonable determination, that as a result of such investigation or proceedings, an order, including but not limited to any injunction, will be issued, promulgated, enforced or entered by a governmental authority that would enjoin, materially restrain or condition, or make illegal or otherwise prohibit the consummation of the Offer or the Merger;

e. no governmental authority has enacted, issued, promulgated, enforced or entered any law or order that is then in effect and that enjoins, materially restrains or conditions, or makes illegal or otherwise prohibits the consummation of the Offer or the Merger;

f. the shares of HealthTronics common stock to be issued in the Offer and the Merger must have been approved for listing on the Nasdaq Global Select Market, subject to official notice of issuance;

g. the registration statement (the “Registration Statement”) of which the Prospectus is a part, shall have become effective under the Securities Act of 1933, as amended, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding seeking a stop order shall have been initiated or threatened by the Securities and Exchange Commission, and HealthTronics shall have received all necessary state securities law or “blue sky” authorizations; and

h. there shall not have occurred any change, event or development or prospective change, event or development that, individually or in the aggregate, has had or is reasonably likely to have a materially adverse change on Endocare.

5. Any stock transfer taxes applicable to the transfer of Endocare Shares to Offeror pursuant to the Offer will be paid by Offeror, except as otherwise provided in Instruction 6 of the Letter of Election and Transmittal.

If you wish to tender any or all of the Endocare Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form attached hereto. We urge you to read the enclosed Prospectus and Letter of Election and Transmittal regarding the Offer carefully before instructing us to tender your Endocare Shares.

None of the Endocare Shares held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given, your signature on the attached “Instructions to Registered Holder from Beneficial Holder” shall constitute an instruction to us to tender ALL of the Endocare Shares held by us for your account.

The Offer is made solely by means of the Prospectus and the Letter of Election and Transmittal, including all supplements and amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Endocare Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Instructions to Registered Holder from Beneficial Holder of

Shares of Common Stock

of

ENDOCARE, INC.

The undersigned hereby acknowledge(s) receipt of your letter and the enclosed Prospectus/Offer to Exchange, dated June 17, 2009 (the “Prospectus”) and the related Letter of Election and Transmittal (the “Letter of Election and Transmittal”), in connection with the offer by HT Acquisition, Inc., a Delaware corporation (“Offeror”), a newly-formed, wholly-owned subsidiary of HealthTronics, Inc., a Delaware corporation (“HealthTronics”), to exchange for each outstanding share of common stock of Endocare, Inc. a Deleware corporation, par value $0.001 per share (the “Endocare Shares”), validly tendered and not properly withdrawn in the Offer, at the election of the holder of such Endocare Share:

•	$1.35 in cash, without interest (“Cash Consideration”), or

•	0.7764 of a share of HealthTronics common stock (“Stock Consideration”),

subject in each case to adjustment and proration as described in the Prospectus and the Letter of Election and Transmittal.

With respect to the Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Endocare Shares held by you for the account of the undersigned (insert number of shares of Endocare Shares to be tendered, if less than all):

☐	NOT to TENDER any Endocare Shares held by you for the account of the undersigned.

If the undersigned is instructing you to tender the Endocare Shares held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized to tender the number of Endocare Shares indicated above (or if no number is indicated above, all Endocare Shares) held by you for the account of the undersigned, pursuant to the election below and upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Election and Transmittal. The undersigned acknowledges that failure to properly make an election will result in the undersigned being deemed to have tendered with no election. See “The Offer—Elections and Proration—Consequences of Tendering with No Election” in the Prospectus.

☐	CHECK HERE TO ELECT TO RECEIVE CASH FOR ALL ENDOCARE SHARES TENDERED, SUBJECT TO PRORATION.

☐	CHECK HERE TO ELECT TO RECEIVE SHARES OF COMMON STOCK OF HEALTHTRONICS FOR ALL ENDOCARE SHARES TENDERED, SUBJECT TO PRORATION AND THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL SHARES.

☐	CHECK HERE TO EXCHANGE SOME ENDOCARE SHARES FOR CASH AND THE REMAINDER FOR SHARES OF HEALTHTRONICS COMMON STOCK, SUBJECT TO PRORATION AND THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL SHARES: (insert number of shares of Endocare Shares to be tendered for cash):*

*	All remaining Endocare Shares will be exchanged for shares of HealthTronics common stock.

PLEASE SIGN AND COMPLETE

Name of Beneficial Owner(s):

Signature(s):

Capacity(s) (full title)*:

Address:

Telephone Number(s):

Taxpayer Identification Number or Social Security Number(s):

Date:

*	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, THE INFORMATION AGENT, OFFEROR NOR HEALTHTRONICS.